Exhibit 4.2.2


                          CONTROLLING BENEFICIARY DEED

                                [{circle}] 2006

                      PERMANENT MORTGAGES TRUSTEE LIMITED
                              AS MORTGAGES TRUSTEE

                       PERMANENT FUNDING (NO. 1) LIMITED
                   AS FUNDING 1 AND THE FUNDING 1 BENEFICIARY

                       PERMANENT FUNDING (NO. 2) LIMITED
                   AS FUNDING 2 AND THE FUNDING 2 BENEFICIARY

                                  HALIFAX PLC
                          AS SELLER AND A BENEFICIARY

                                      AND

                              THE BANK OF NEW YORK
     AS FUNDING 1 SECURITY TRUSTEE, FUNDING 2 SECURITY TRUSTEE, FUNDING 1
              ISSUERS NOTE TRUSTEE AND MASTER ISSUER NOTE TRUSTEE





                                 ALLEN & OVERY

                               ALLEN & OVERY LLP




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                                   CONTENTS

CLAUSE                                                                  PAGE

1.    Definitions and Interpretations.......................................   2
2.    Directions to the Mortgages Trustee...................................   3
3.    Directions of the Funding Beneficiaries...............................   3
4.    Directions of the Funding Security Trustees...........................   4
5.    Certain Terms not to be Affected......................................   4
6.    Further Assurance.....................................................   4
7.    Non Petition Covenant.................................................   4
8.    No Partnership or Agency..............................................   4
9.    Assignment............................................................   4
10.   Funding Security Trustees.............................................   5
11.   Amendments and Waiver.................................................   6
12.   Notices...............................................................   6
13.   Contracts (Rights of Third Parties) Act 1999..........................   7
14.   Termination...........................................................   7
15.   Execution in Counterparts; Severability...............................   8
16.   Governing Law.........................................................   8


Signatories.................................................................   9







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THIS DEED is made on [{circle}] 2006

BETWEEN:

(1) HALIFAX PLC (registered number 2367076), a public limited company incorporated under the laws of England and Wales whose registered office is at Trinity Road, Halifax, West Yorkshire HX1 2RG (in its capacities as SELLER and BENEFICIARY);

(2) PERMANENT FUNDING (NO. 1) LIMITED (registered number 4267660), a private limited company incorporated under the laws of England and Wales whose registered office is at 35 Great St. Helen's, London EC3A 6AP (in its capacity as the FUNDING 1 BENEFICIARY);

(3) PERMANENT FUNDING (NO. 2) LIMITED (registered number 04441772), a private limited company incorporated under the laws of England and Wales whose registered office is at 35 Great St. Helen's, London EC3A 6AP (in its capacity as the FUNDING 2 BENEFICIARY and, together with the Funding 1 Beneficiary, the FUNDING BENEFICIARIES and, the Funding Beneficiaries together with the Seller, the BENEFICIARIES);

(4) PERMANENT MORTGAGES TRUSTEE LIMITED (registered number 83116), a private limited company incorporated under the laws of Jersey whose registered office is at 47 Esplanade, St Helier, Jersey JE1 0BD, Channel Islands (in its capacity as MORTGAGES TRUSTEE); and

(5) THE BANK OF NEW YORK, a New York banking corporation whose London branch address is at One Canada Square, 48th Floor, London E13 5AL in its capacity as security trustee in respect of Funding 1 (the FUNDING 1 SECURITY TRUSTEE), in its capacity as security trustee in respect of Funding 2 (the FUNDING 2 SECURITY TRUSTEE and, together with the Funding 1 Security Trustee, the FUNDING SECURITY TRUSTEES), in its capacity as security trustee in respect of the Master Issuer (the MASTER ISSUER SECURITY TRUSTEE), in its capacity as security trustee in respect of each of the Funding 1 Issuers (the FUNDING 1 ISSUERS SECURITY TRUSTEE and, together with the Master Issuer Security Trustee, the ISSUERS SECURITY TRUSTEE), in its capacity as Note Trustee in respect of the Master Issuer (the MASTER ISSUER NOTE TRUSTEE) and in its capacity as Note Trustee in respect of each of the Funding 1 Issuers (the FUNDING 1 ISSUERS NOTE TRUSTEE and, together with the Master Issuer Note Trustee, the FUNDING ISSUERS NOTE TRUSTEES).

WHEREAS:

(A) On or about [{circle}]2006 the Mortgages Trustee executed the amended and restated Mortgages Trust Deed whereby it undertook to hold the Trust Property upon trust for Funding 1, Funding 2 and the Seller absolutely in accordance with and subject to the terms of the Mortgages Trust Deed.

(B) The Beneficiaries have agreed that the Beneficiaries (acting together) shall have the right to act in connection with their respective beneficial interests in the Trust Property to which they are each and the exercise of any rights, powers, discretions or consents under the Transaction Documents on the terms and conditions set out in this Deed and the Mortgages Trust Deed.

(C) The Funding Beneficiaries have agreed that the Funding Beneficiaries (acting together) shall have the right to act in connection with their respective beneficial interest in the Trust Property and the exercise of any rights, powers, discretions or consents under the Transaction Documents to which they are both on the terms and conditions set out in this Deed and the Mortgages Trust Deed.

(D) The Funding Security Trustees have agreed that the Funding Security Trustees (acting together) shall have the right to act in connection with the exercise of any rights, powers, discretions or consents

                                       1

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      under the Transaction Documents to which they are both party on the terms and conditions set out in this Deed.

NOW IT IS HEREBY AGREED as follows:

1.    DEFINITIONS AND INTERPRETATIONS

1.1   DEFINITIONS

      The amended and restated master definitions and construction schedule signed by, amongst others, the parties to this Deed and dated on or about [{circle}] 2006 (as the same may be amended, varied or supplemented from time to time with the consent of the parties to this Deed) (the MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) is expressly and specifically incorporated into this Deed and, accordingly, the expressions defined in the Master Definitions and Construction Schedule (as so amended, varied or supplemented from time to time) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Deed, including the Recitals hereto and this Deed shall be construed in accordance with the interpretation provisions set out in CLAUSE 2 of the Master Definitions and Construction Schedule.

      In this Deed:

      CONTROLLING DIRECTIONS means, in respect of the Funding Beneficiaries and/or the Funding Security Trustees, in all cases, the directions of the Funding Beneficiary and/or the Funding Security Trustees (as applicable) representing one or more Issuers (as applicable) with the highest ranking class of Notes then outstanding and, if each of the Funding Beneficiaries and/or the Funding Security Trustees (as applicable) represents one or more Issuers (as applicable) with the same class as their highest ranking class of Notes then outstanding, than the Funding Beneficiary and/or the Funding Security Trustees (as applicable) representing one or more Issuers with the greatest Outstanding Principal Balance of the highest ranking class of Notes.

      For the purposes of the definition of Controlling Directions:

      (i) a Funding Beneficiary will be treated as "representing" an Issuer in the circumstances where that Funding Beneficiary is the debtor under the terms of an Intercompany Loan Agreement or the Master Intercompany Loan Agreement, as the case may be, between that Issuer and that Funding Beneficiary;

      (ii) a Funding Security Trustee will be treated as "representing" an Issuer in the circumstances where that Funding Security Trustee is the security trustee under the Funding 1 Deed of Charge or the Funding 2 Deed of Charge, as the case may be, between a Funding Beneficiary, that Funding Security Trustee and that Issuer which secures the obligations of that Funding Beneficiary to that Issuer under an Intercompany Loan Agreement or the Master Intercompany Loan Agreement, as the case may be, between that Issuer and that Funding Beneficiary;

      (iii) all denominations of the Outstanding Principal Balance of any class of Notes will be calculated in sterling and where the Outstanding Principal Balance of such class of Notes of a Funding 1 Issuer or the Master Issuer is not denominated in sterling it will be converted into sterling at the rate specified in the hedging agreements applicable to such class of Notes; and

      (iv)  the highest ranking class of Notes outstanding shall mean:

                                       2

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            I.    in relation to the Funding 1 Issuers, the Class A Notes (for so long as there are Class A Notes outstanding), the Class B Notes (so long as there are no Class A Notes outstanding), the Class M Notes (so long as there are neither Class A Notes nor Class B Notes outstanding), the Class C Notes (so long as there are neither Class A Notes, Class B Notes nor Class M Notes outstanding) and the Class D Notes (so long as there are neither Class A Notes, Class B Notes, Class M Notes nor Class C Notes outstanding); and

            II. in relation to the Master Issuer, the Class A Notes (for so long as there are Class A Notes outstanding), the Class B Notes (so long as there are no Class A Notes outstanding), the Class M Notes (so long as there are neither Class A Notes nor Class B Notes outstanding), the Class C Notes (so long as there are neither Class A Notes, Class B Notes nor Class M Notes outstanding) and the Class D Notes (so long as there are neither Class A Notes, Class B Notes, Class M Notes nor Class C Notes outstanding).

2.    DIRECTIONS TO THE MORTGAGES TRUSTEE

2.1 The Funding Beneficiaries hereby agree amongst themselves that they shall:

      (a)   provide directions to the Mortgages Trustee; and

      (b) exercise any rights, powers, benefits and/or discretions under the Transaction Documents to which they are both party,

      consistent with the Controlling Directions (if any).

2.2 The Seller hereby agrees with the Funding Beneficiaries that it will give directions to the Mortgages Trustee which are consistent with the Controlling Directions (if any).

2.3 The Funding Beneficiaries and, where applicable, the Funding Security Trustees, hereby agree, to the extent they consider in their absolute discretion that it is appropriate to do so, to consult with the Seller before providing any directions to the Mortgages Trustee.

2.4 Each Beneficiary agrees that any directions provided by it to the Mortgages Trustee under CLAUSE 16 (Directions from Beneficiaries) of the Mortgages Trust Deed shall be copied to the other Beneficiaries and, if required to do so under this CLAUSE 2, each other Beneficiary shall promptly provide an identical direction to the Mortgages Trustee.

2.5 Notwithstanding the other provisions of this CLAUSE 2, provided that the conditions to termination of the Mortgages Trust set out in CLAUSE 23 (Termination) of the Mortgages Trust have been satisfied, the Seller is authorised on behalf of the Beneficiaries and in accordance with the provisions set out in CLAUSE 23 (Termination) of the Mortgages Trust to request the termination of the Mortgage Trust.

3.    DIRECTIONS OF THE FUNDING BENEFICIARIES

      Save as expressly provided for in this Deed or in any other Transaction Document to which the Funding Beneficiaries are both party, it is hereby agreed that where it is provided in the Transaction Documents that the Funding Beneficiaries (acting together) may provide or exercise, as applicable, directions, rights, powers, benefits and/or discretions (or any equivalent thereof), then such directions, rights, powers, benefits and/or discretions (or their equivalent) shall be provided and/or exercised in a manner that is consistent with the Controlling Directions.

                                       3

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4.    DIRECTIONS OF THE FUNDING SECURITY TRUSTEES

      Save as expressly provided for in this Deed or in any other Transaction Document to which both the Funding Security Trustees are party, it is hereby agreed that where it is provided in the Transaction Documents that the Funding Security Trustees (acting together) may provide or exercise, as applicable, directions, rights, powers, benefits and/or discretions (or any equivalent thereof), then such directions, rights, powers, benefits and/or discretions (or their equivalent) shall be provided and/or exercised in a manner that is consistent with the Controlling Directions.

5.    CERTAIN TERMS NOT TO BE AFFECTED

      The terms of this Deed shall not apply to any directions, rights, powers, benefits and/or discretions (or any equivalent thereof) which may be provided or exercised by the Seller, each Funding Beneficiary or each Funding Security Trustee under the terms of the Transaction Documents severally from (and without reference to) any other party.

6.    FURTHER ASSURANCE

      The parties agree that they will co-operate fully to do all such further acts and things and execute or sign any further documents, instruments, notices or consents as may be reasonable and necessary or desirable to give full effect to the arrangements contemplated by this Deed.

7.    NON PETITION COVENANT

      Each of the parties hereto hereby agrees that it shall not institute against either Funding 1, Funding 2 or the Mortgages Trustee any winding-up, administration, insolvency or similar proceedings so long as any sum is outstanding under any Intercompany Loan Agreement (in the case of Funding 1 and the Mortgages Trustee) or the Master Intercompany Loan Agreement (in the case of Funding 2 and the Mortgages Trustee) for the duration of two years plus one day since the last day on which any such sum was outstanding.

8.    NO PARTNERSHIP OR AGENCY

      Nothing in this Deed shall be taken to constitute or create a partnership between any of the parties to this Deed or to make or appoint the Seller the agent of Funding 1 (or vice versa) or the agent of Funding 2 (or vice versa) or Funding 1 the agent of Funding 2 (or vice versa).

9.    ASSIGNMENT

9.1   ASSIGNMENT

      Subject always to the provisions of CLAUSE 10 (Funding Security Trustees), no party hereto shall be entitled to assign all or any part of its rights or obligations hereunder to any other party without the prior written consent of each of the other parties hereto (which shall not, if requested, be unreasonably withheld) save that:

      (a) Funding 1 shall be entitled to assign by way of security all or any of its rights under this Deed without such consent to the Funding 1 Security Trustee pursuant to the Funding 1 Deed of Charge and the Funding 1 Security Trustee may at its sole discretion assign all or any of its rights under or in respect of this Deed without such consent to any successor security trustee under the Funding 1 Deed of Charge and may assign all of any part of the Funding 1 Security upon an enforcement of the Funding 1 Security in accordance with the Funding 1 Deed of Charge; and

                                       4

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      (b)   Funding 2 shall be entitled to assign by way of security all or any of its rights under this Deed without such consent to the Funding 2 Security Trustee pursuant to the Funding 2 Deed of Charge and the Funding 2 Security Trustee may at its sole discretion assign all or any of its rights under or in respect of this Deed without such consent to any successor security trustee under the Funding 2 Deed of Charge and may assign all of any part of the Funding 2 Security upon an enforcement of the Funding 2 Security in accordance with the Funding 2 Deed of Charge.

9.2   ACKNOWLEDGEMENT OF SECURITY ASSIGNMENT

      The parties hereto acknowledge that:

      (a) Funding 1 has assigned its rights under this Deed to the Funding 1 Security Trustee pursuant to the Funding 1 Deed of Charge and acknowledges that pursuant to the terms of the Funding 1 Deed of Charge, Funding 1 has, inter alia, authorised the Funding 1 Security Trustee, following the Funding 1 Security becoming enforceable, to exercise, or refrain from exercising, all of Funding 1's rights, powers, authorities, discretions and remedies under or in respect of the Funding 1 Transaction Documents, including this Deed, in such manner as in the Funding 1 Security Trustee's absolute discretion it shall think fit; and

      (b) Funding 2 has assigned its rights under this Deed to the Funding 2 Security Trustee pursuant to the Funding 2 Deed of Charge and acknowledges that pursuant to the terms of the Funding 2 Deed of Charge, Funding 2 has, inter alia, authorised the Funding 2 Security Trustee, following the Funding 2 Security becoming enforceable, to exercise, or refrain from exercising, all of Funding 2's rights, powers, authorities, discretions and remedies under or in respect of the Funding 2 Transaction Documents, including this Deed, in such manner as in the Funding 2 Security Trustee's absolute discretion it shall think fit.

10.   FUNDING SECURITY TRUSTEES

10.1  VESTING OF RIGHTS

      (a) If there is any change in the identity of the security trustee in accordance with the Funding 1 Deed of Charge, the Mortgages Trustee, each Funding Beneficiary, the Funding 2 Security Trustee, each Funding Issuers Note Trustees and the Master Issuer Security Trustee shall execute such documents and take such action as the successor security trustee and the outgoing security trustee may require for the purpose of vesting in the successor security trustee the rights and obligations of the outgoing security trustee hereunder and releasing the outgoing security trustee from its future obligations under this Deed.

      (b) If there is any change in the identity of the security trustee in accordance with the Funding 2 Deed of Charge, the Mortgages Trustee, each Funding Beneficiary, the Funding 1 Security Trustee, each Funding Issuers Note Trustee and the Master Issuer Security Trustee shall execute such documents and take such action as the successor security trustee and the outgoing security trustee may require for the purpose of vesting in the successor security trustee the rights and obligations of the outgoing security trustee hereunder and releasing the outgoing security trustee from its future obligations under this Deed.

      (c) If, in the case of any of the Funding 1 Issuers, there is any change in the identity of any of the Funding Issuers Note Trustees in accordance with the applicable Trust Deed and/or Issuer Deed of Charge or, in the case of the Master Issuer, there is any change in the identity of the Note Trustee (in accordance with the Note Trust
            Deed) or the Master Issuer Security Trustee (in accordance with the Master Issuer Deed of Charge), the Funding Beneficiaries, the Funding Security Trustees and the other Funding Issuers Note Trustees or Master Issuer

                                       5

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            Security Trustee (as applicable) shall each execute such documents and take such action as the successor note trustee or security trustee (as applicable) and the outgoing note trustee or security trustee (as applicable) may require for the purpose of vesting in the successor note trustee or security trustee (as applicable) the rights and obligations of the outgoing note trustee or security trustee (as applicable) hereunder and releasing the outgoing note trustee or security trustee (as applicable) from its future obligations under this Deed.

10.2  NO ASSUMPTION

      It is hereby acknowledged and agreed that by its execution of this Deed neither the Funding 1 Security Trustee nor the Funding 2 Security Trustee shall assume or have any of the obligations or liabilities of the Mortgages Trustee, each Funding Beneficiary or of each other. Furthermore, any liberty or power which may be exercised or any determination which may be made hereunder by either the Funding 1 Security Trustee or the Funding 2 Security Trustee may be exercised or made in its absolute discretion without any obligation to give reasons therefor, but in any event must be exercised or made in accordance with the provisions of the Funding 1 Deed of Charge or the Funding 2 Deed of Charge (as applicable) and this Deed.

11.   AMENDMENTS AND WAIVER

11.1  ENTIRE AGREEMENT

      This Deed sets out the entire agreement and understanding between the parties with respect to the subject matter of this Deed superseding all prior oral or written understandings other than the other Transaction Documents.

11.2  AMENDMENTS AND WAIVER

      No amendment or waiver of any provision of this Deed nor consent to any departure by any of the parties therefrom shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto. In the case of a waiver or consent, such waiver or consent shall be effective only in the specific instance and as against the party or parties giving it for the specific purpose for which it is given.

11.3  RIGHTS CUMULATIVE

      The respective rights of each of the parties to this Deed are cumulative and may be exercised as often as they consider appropriate. No failure on the part of any party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies in this Deed are cumulative and not exclusive of any remedies provided by law.

11.4  VARIATION OR WAIVER

      No variation or waiver of this Deed shall be made if the same would adversely affect the then current ratings of any of the Notes.

12.   NOTICES

      Any notices to be given pursuant to this Deed will be sufficiently served if sent by prepaid first class post, by hand or facsimile transmission and will be deemed to be given (in the case of facsimile transmission) when despatched (where delivered by hand) on the day of delivery if delivered before 17.00 hours on a London Business Day or on the next London Business Day if delivered thereafter

                                       6

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      or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent: [ADDRESS DETAILS TO BE CONFIRMED]

      (a) in the case of the Seller: to Halifax plc, at Trinity Road (LP/3/3/SEC), Halifax, West Yorkshire HX1 2RG (facsimile number +44
            (0)113 235 7511) for the attention of the Head of Mortgage Securitisation with a copy to HBOS Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (0) 20 7574
            8303) for the attention of Head of Mortgage Securitisation and Covered Bonds;

      (b) in the case of the Mortgages Trustee: to Permanent Mortgages Trustee Limited, 47 Esplanade, St Helier, Jersey JE1 0BD, Channel Islands (facsimile number +44 (0) 1534 726391) for the attention of the Company Secretary with a copy to HBOS Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (0) 20 7574
            8303) for the attention of Head of Mortgage Securitisation and Covered Bonds;

      (c) in the case of Funding 1: to Permanent Funding (No. 1) Limited, 35 Great St. Helen's, London EC3A 6AP (facsimile number +44 (0) 20 7398 6325) for the attention of the Secretary with a copy to HBOS Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (0) 20 7574 8303) for the attention of Head of Mortgage Securitisation and Covered Bonds;

      (d) in the case of Funding 2: to Permanent Funding (No. 2) Limited, 35 Great St. Helen's, London EC3A 6AP (facsimile number +44 (0) 20 7398 6325) for the attention of the Secretary with a copy to HBOS Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (0) 20 7574 8303) for the attention of Head of Mortgage Securitisation and Covered Bonds;

      (e) in the case of the Funding 1 Security Trustee, the Funding 2 Security Trustee, the Funding 1 Issuers Note Trustee and the Master Issuer Security Trustee to The Bank of New York, One Canada Square, London E14 5AL, (facsimile number +44 (0) 20 7964 6061/6399) for the attention of Global Structured Finance - Corporate Trust; and

      (f) in each case with a copy to The Bank of New York, One Canada Square, London E14 5AL, (facsimile number +44 (0) 20 7964 6061/6399) for the attention of Global Structured Finance - Corporate Trust, or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by written notice in accordance with the provisions of this CLAUSE 12.

13.   CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

      A person who is not a party to this Deed may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

14.   TERMINATION

      The provisions of this Deed shall terminate upon the termination of the Mortgages Trust.

                                       7

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15.   EXECUTION IN COUNTERPARTS; SEVERABILITY

15.1  COUNTERPARTS

      This Deed may be executed in any number of counterparts (manually or by facsimile) and by different parties hereto in separate counterparts, when so executed, shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

15.2  SEVERABILITY

      Where any provision in or obligation under this Deed shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations under this Deed, or of such provision or obligation in any other jurisdiction, shall not be affected or impaired thereby.

16.   GOVERNING LAW

16.1  GOVERNING LAW

      This Deed is governed by, and shall be construed in accordance with, English law.

16.2  JURISDICTION

      Each party to this Deed hereby irrevocably submits to the non-exclusive jurisdiction of the English courts in any action or proceeding arising out of or relating to this Deed, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined by such courts. Each party to this Deed hereby irrevocably waives, to the fullest extent it may possibly do so, any defence or claim that the English courts are an inconvenient forum for the maintenance or hearing of such action or proceeding. The Mortgages Trustee irrevocably appoints Structured Finance Management Limited at 35 Great St. Helen's, London EC3A 6AP as its agent for service of process.

IN WITNESS of which this document has been signed and delivered as a deed on the date which appears above.

                                       8

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                                  SIGNATORIES

[SIGNATURE BLOCKS TO BE CONFIRMED]

SELLER

EXECUTED as a DEED by                      )
HALIFAX PLC                                )
IN ITS CAPACITY AS SELLER                  )
acting by its attorney                     )
in the presence of                         )

Witness's Signature:.............................

Name:

Address:


BENEFICIARY

EXECUTED as a DEED by                      )
HALIFAX PLC                                )
IN ITS CAPACITY AS BENEFICIARY             )
acting by its attorney                     )
in the presence of                         )

Witness's Signature:.............................

Name:

Address:



FUNDING 1

EXECUTED as a DEED by                      )
PERMANENT FUNDING (NO. 1)                  )
LIMITED                                    )
IN ITS CAPACITY AS FUNDING 1               )
acting by its attorney                     )
in the presence of:                        )

Witness's Signature:.............................

Name:

Address:




                                       9

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FUNDING 1 BENEFICIARY

EXECUTED as a DEED by                      )
PERMANENT FUNDING (NO. 1)                  )
LIMITED                                    )
IN ITS CAPACITY AS FUNDING 1 BENEFICIARY   )
acting by its attorney                     )
in the presence of:                        )

Witness's Signature:.............................

Name:

Address:



FUNDING 2

EXECUTED as a DEED by                      )
PERMANENT FUNDING (NO. 2)                  )
LIMITED                                    )
IN ITS CAPACITY AS FUNDING 2               )
acting by its attorney                     )
in the presence of:                        )

Witness's Signature:.............................

Name:

Address:



FUNDING 2 BENEFICIARY

EXECUTED as a DEED by                      )
PERMANENT FUNDING (NO. 2)                  )
LIMITED                                    )
IN ITS CAPACITY AS FUNDING 2 BENEFICIARY   )
acting by its attorney                     )
in the presence of:                        )

Witness's Signature:.............................

Name:

Address:




                                      10



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MORTGAGES TRUSTEE

EXECUTED as a DEED on behalf of            )
PERMANENT MORTGAGES TRUSTEE                )
LIMITED, a company incorporated in Jersey, )
Channel Islands, by                        )
being a person who, in                     )
accordance with the laws of that territory )
is acting under the authority of the       )
company, in the presence of:               )

Witness's Signature:.............................


Name:

Address:



FUNDING 1 SECURITY TRUSTEE

EXECUTED as a DEED by                         )
THE BANK OF NEW YORK                          )
IN ITS CAPACITY AS FUNDING 1 SECURITY TRUSTEE )
acting by its attorney                        )
in the presence of:                           )

Witness's Signature:.............................


Name:

Address:



FUNDING 2 SECURITY TRUSTEE

EXECUTED as a DEED by                         )
THE BANK OF NEW YORK                          )
IN ITS CAPACITY AS FUNDING 2 SECURITY TRUSTEE )
acting by its attorney                        )
in the presence of:                           )

Witness's Signature:.............................


Name:

Address:



                                      11




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MASTER ISSUER SECURITY TRUSTEE

EXECUTED as a DEED by                             )
THE BANK OF NEW YORK                              )
IN ITS CAPACITY AS MASTER ISSUER SECURITY TRUSTEE )
acting by its attorney                            )
in the presence of:                               )

Witness's Signature:.............................


Name:

Address:



FUNDING 1 ISSUERS SECURITY TRUSTEE

EXECUTED as a DEED by                                 )
THE BANK OF NEW YORK                                  )
IN ITS CAPACITY AS FUNDING 1 ISSUERS SECURITY TRUSTEE )
acting by its attorney                                )
in the presence of:                                   )

Witness's Signature:.............................


Name:

Address:



MASTER ISSUER NOTE TRUSTEE

EXECUTED as a DEED by                         )
THE BANK OF NEW YORK                          )
IN ITS CAPACITY AS MASTER ISSUER NOTE TRUSTEE )
acting by its attorney                        )
in the presence of:                           )

Witness's Signature:.............................


Name:

Address:





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FUNDING 1 ISSUERS NOTE TRUSTEE

EXECUTED as a DEED by                             )
THE BANK OF NEW YORK                              )
IN ITS CAPACITY AS FUNDING 1 ISSUERS NOTE TRUSTEE )
acting by its attorney                            )
in the presence of:                               )

Witness's Signature:..............................


Name:

Address:






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